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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-51866 of Colorado Business Bankshares, Inc. on Form S-4 of our report dated February 25, 2000, included and incorporated by reference in the Annual Report on Form 10-KSB of Colorado Business Bankshares, Inc. for the year ended December 31, 1999, and to the use of our report dated February 25, 2000, appearing in the joint proxy statement/prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                            DELOITTE & TOUCHE LLP

Denver, Colorado
January 26, 2001